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                                                                  EXHIBIT 10.11


                            EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT made January 2, 1997, by and between TELEHUB COMMUNICATIONS CORPORATION, a Nevada corporation, whose address is 1375 Tri-State Parkway, Gurnee, Illinois 60031, and MICHAEL G. McLAUGHLIN, an individual residing at 2501 West Aspen Drive, McHenry, Illinois 60050 ("Executive").

                                  RECITALS
     WHEREAS, TELEHUB desires to hire and employ Executive as its Chief Operating Officer, and potentially also as an officer for TELEHUB affiliates.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. EMPLOYMENT. TELEHUB, its subsidiaries and affiliate corporations (collectively, the "Company") agree to employ Executive and Executive hereby agrees to be employed by the Company on a full-time basis. Executive represents and warrants that the execution of this Agreement and his performance under this Agreement does not breach any other agreement and does not require the consent of any other person.

     2. DUTIES. Executive shall be employed as TELEHUB's Chief Operating Officer and shall perform the duties, bear the responsibilities commensurate with his position and serve the Company faithfully and to the best of his ability, under the direction of the Board (for purposes of this Agreement, the term "Board" shall mean the Board of Directors of the ultimate parent corporation in the Company) and Chief Executive Officer. In addition, the Executive will hold, without additional compensation, such other offices and directorships for the Company to which he may be appointed or elected from time-to-time. In its sole discretion the Company may assign Executive to a position of lesser responsibility, subject to Executive's right of termination under Section 8.6 below. Executive's conduct must promote the best interests of the Company and must not discredit the Company, its products or services.

     3. EXCLUSIVITY. Executive shall devote substantially his full business time, efforts, attention, skill and energy to the Company's business. Executive shall disclose all other business activities to the Board and Executive shall not engage in any other business activity that requires significant personal services by Executive. After notifying the Board, Executive may take reasonable personal time for:

        3.1. personal investments that do not require significant services by Executive;

        3.2. participation in volunteer or charitable activities;

        3.3. participation in industry-related organizations;

        3.4. serving as a Director in Becker Group Companies;

        3.5. with prior Board approval, serving as a Director for other companies; and

        3.6. activities approved in advance by the Board; except that Executive shall cease any such outside activity if the Board determines that such activity will interfere or conflict with the Company's interests.

     4. CONFLICTS OF INTERIM. Executive shall not engage in any activity that, in the Board's judgment, may interfere or conflict with the proper performance of Executive's duties or the Company's interest. If Executive has any interest in a proposed transaction involving the Company, that interest must be fully disclosed to the Board and the disinterested Board members



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must approve the transaction.

     5. CONFIDENTIALITY. The relationship between the Company and Executive is one of confidence and trust. Executive agrees that the provisions of this Section are fair and reasonable because as a result of his employment by the Company he will have access to proprietary Company information and that such information is a highly-valued asset of the Company.

     5.1. Confidential Information. The term "Confidential Information" means all information relating to the Company, its affiliate's customers and suppliers considered by the Company to be confidential including, without limitation:

        5.1.1. the Company's plans, products, processes and personnel;

        5.1.2. the nature of the Company's services and any area where such services are performed or planned to be performed;

        5.1.3. research, development, manufacturing, purchasing, and engineering;

        5.1.4. markets, marketing strategies, customer lists and prospect lists;

        5.1.5. merchandising, selling, pricing, tariffs or contractual terms,

        5.1.6. inventions, discoveries, concepts and ideas, whether patentable or not, processes, methods, formulas, and techniques, trade secrets, related improvements and knowledge;

        5.1.7. financial and accounting information;

        5.1.8. the Company's technology, expertise or business; and

        5.1.9. any component of Confidential Information or anything derived from Confidential Information.
The Company's determination that specific information constitutes
Confidential Information shall be binding, except for information already in the public domain other than by Executive's Act and except for information which is no longer a trade secret as defined by the Uniform Trade Secrets Act.

     5.2. Non-disclosure. Executive agrees that he shall at no time, whether during his employment or at any time thereafter, disclose or use any Confidential Information for any purpose other than the conduct of the Company's business. Upon the breach or threatened breach of this covenant by Executive, the Company shall be entitled without notice to obtain relief pursuant to Section 11 below.

     5.3. Notice to Company. Executive will immediately notify the Company if he learns that Confidential Information has been disclosed or is about to be disclosed, whether by Executive's acts, acts of third parties, law, regulation or court order. Executive will cooperate with the Company's efforts to prevent or limit disclosure of Confidential Information.

     5.4. Ownership. Any Confidential Information that is directly originated, developed or perfected to any degree by Executive during his employment by the Company shall be and remain the sole property of the Company and shall be deemed trade secrets of the Company. To the extent that any Confidential Information constitutes an original work of authorship by Executive which is protectable by copyright, Executive acknowledges that such work is a "work for hire" as defined by the U.S. Copyright Act (17 U.S.C.
Section 101 et seq.).

     5.5. Assignment. The Executive hereby assigns to the Company all of his intellectual property rights (including copyrights, patents, and trademarks) that may exist due to his direct involvement in the Company.


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     5.6. Return Confidential Information. Upon termination of Executive's employment or upon request by the Board, Executive or his legal representative shall deliver to the Company all original and duplicates and/or copies of all documents, records, notebooks, computer records or media, and similar materials containing Confidential Information then in his possession.

     5.7. Further Assurances. Executive agrees to execute such separate and further confidentiality agreements embodying and enlarging upon the provisions of this Section as the Company may reasonably request

     6. COMPENSATION AND BENEFITS. In consideration of the services to be rendered pursuant to this Agreement, Executive shall receive the following compensation and benefits during the term of his employment

     6.1. Salary. The Company shall pay Executive an annual base salary, payable semimonthly in arrears. The annual base salary during the term hereof shall be $175,000, the Company will also pay Executive an incentive bonus up to 50% of Executive's base salary per year at the discretion of the Board. The Board shall annually review the amounts of the base salary and bonus.

     6.2. Benefits. The Company shall provide Executive with the benefits of such insurance plans, hospitalization plans, retirement plans and other employee benefits generally provided to executive employees of the Company and for which Executive may be eligible under the terms and conditions thereof. The Company shall also reimburse Executive for the annual premiums incurred by Executive for Disability and $1,000,000 Term Life insurance policies, on terms approved by the Board and to become effective within six months.

        6.3. Stock Options. The Company intends to create stock option plans for directors, officers and employees. Executive will be eligible to receive stock options in accordance with the terms of such plans.

        6.4. Annual Leave. Executive shall be entitled to vacations, sick leaves, personal days and other time off in accordance with the Company's policies in effect for officers and executive employees of the Company.

        6.5. Reimbursement of Commuting and Office Expenses. The Executive currently does not reside in the vicinity of the Company's California business office. Accordingly, the Executive shall commute to the Company's business offices in Illinois and California. The Company shall promptly reimburse the Executive for

        6.5.1. all travel expenses, hotel accommodations and car rentals directly incurred when commuting to the Company's Illinois business office; and

        6.5.2. Executive's actual secretarial costs and other office operating expenses to the extent directly attributable to the Company's business; after receiving an itemized account of such expenses with reasonable supporting documentation.

        6.6. Car Allowance. the Company shall pay Executive a car allowance of $900 per month, in addition to Executive's other compensation.

        6.7. Reimbursement of Expenses. Upon receipt of an itemized accounting of such expenses with reasonable supporting documentation, the Company shall reimburse Executive for all


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reasonable and necessary out-of-pocket expenses incurred by Executive in connection with the business of the Company and in performance of Executive's duties under this Agreement.

     7. DURATION. EXECUTIVE employment shall commence on the date of this Agreement and continue until terminated in accordance with Section 8. The initial term of Employee's employment shall be five years ("Initial Term"), with renewal terms of one year. After termination of Executive's employment, the applicable provisions of Sections 5,8, and 9 shall remain in full force and effect until the time specified in each such section.

     8. TERMINATION. Executive's employment may be terminated as follows:
        8.1. Expiration of Term. Upon written notice by either party delivered at least 30 days before the expiration of the Initial Term or renewal term (collectively, "Term"), Executive's employment will terminate at the expiration of the Term.

        8.2. Death. If Executive dies during the Term of his employment, the Company shall pay his estate the compensation that would otherwise be payable to him for the month in which his death occurs, and his employment shall be deemed terminated on the last day of such month. The Company also shall pay Executive's estate the bonus specified in Section 6.1; if the Executive dies during the first year of employment, the bonus will be 50% of Executive's annual salary, otherwise the bonus will be the amount of the previous year's bonus pro rated for the portion of the year served.

        8.3. Disability. If the Executive is prevented from performing his employment duties by reason of illness or incapacity for 180 days in any 365 day period, the Company may terminate his employment upon 60 days written notice to Executive or his or her duly appointed legal representative.

        8.4. Change of Control. Either party may terminate Executive's employment upon at least 30 days written notice upon the occurrence of any of the following events:

        8.4.1. sale by the Company of substantially all of its assets to a single purchaser or associated group of purchasers who are not affiliates of the Company;

        8.4.2. Sale, exchange or other disposition in one transaction of 35% or more of the outstanding voting stock of the Company to persons, firms or corporations who are not affiliates of the Company;

        8.4.3. merger or consolidation of the Company in a transaction not involving an affiliate of the Company in which the shareholders of the Company receive less than 50% of the outstanding voting stock of the new continuing corporation or successor entity;

        8.4.4. a bona fide decision by the Company to terminate its business and liquidate its assets (but only if such liquidation is not part of a plan to carry on the Company's business through its shareholders).

For the purpose of this Agreement, the term "affiliate" means a person, firm or corporation that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control of the Company.

        8.5. Cause. The Company may immediately terminate Executive's employment at any time for:

        8.5.1. gross negligence or non-performance by Executive of any material duties as an executive officer of the Company which continues after 60 days written notice specifying such negligence or non-performance; or


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        8.5.2. the commission of any theft, fraud, embezzlement or similar crime involving the commission of any felony, for acts of dishonesty or moral turpitude, for intentional violations of the securities laws or for a material breach of any provision of this Agreement.

        8.6. Demotion. The Executive may terminate his employment upon 30 days written notice if the Company assigns the Executive to a position of lower responsibility and Executive rejects such assignment.

        8.7. Discretion. Either party, in its sole discretion, may terminate Executive's employment at any time upon 30 days prior written notice.

        8.8. Severance. If Executive's employment is terminated during the Initial Term pursuant to subsections 8.4 or 8.6, or the Company terminates Executive's employment pursuant to subsection 8.7, the Company shall pay Executive a Termination Fee equal to twice Executive's then-current annual salary, plus benefits plus the bonus specified in Section 6.1; if employment is terminated during the first year of employment, the bonus will be 50% of Executive's annual salary, otherwise the bonus will be the amount of the previous year's bonus pro rated for the portion of the year served.

     9. COVENANT NOT TO COMPETE. Since Executive will be a key employee of the Company, Executive shall have access to Confidential Information, and the national scope of the Company's proposed business, Employee agrees that the restrictions on his future activities contained in this Section are fair, reasonable and necessary.

        9.1. Covenant Period. The covenants contained in this Section shall continue until one year after the later of:

        9.1.1. termination of Executive's employment;

        9.1.2. the Company receives revenue from wholesale long distance services;

        9.1.3. the Company receives revenue from Open Access Mediation Services; or

        9.1.4. the Company becomes subject to the reporting requirements of sections 12 or 15(d) of the federal Securities Exchange Act of 1934.
(the "Covenant Periods"). Subsections 9.1.2, 9.1.3, and 9.1.4 do not apply if they have not occurred within one year after termination of Executive's employment.

        9.2. Restrictions on Future Employment. Until the Covenant Period expires, Executive shall not, directly or indirectly, own, manage, operate, control, be employed by, assist or participate in the ownership, management, operation or control of a business operating in the United States that is engaged in the following activities:

        9.2.1. the provision of management, billing and control services using Advanced Intelligent Network technologies;

        9.2.2. the provision of wholesale long distance services using Asynchronous Transfer Mode techniques; or

        9.2.3. the provision of Open Access Mediation Services.
This restriction applies whether or not the Company is authorized to provide and actually provides such services during of Executive's employment by the Company.

        9.3.   Non-solicitation. Executive shall not directly or indirectly:

        9.3.1 induce any employee of the Company to leave the employ of the Company;


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        9.3.2. interfere with the relationship between the Company and any employee;

        9.3.3. hire any Company employee to work for any organization of which Executive is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest; or

        9.3.4. solicit or service any actual or prospective supplier, client, customer of the Company who was solicited or serviced during Executive's employment;

        9.3.5. interfere or attempt to interfere with transaction involving the Company; until the Covenant Period expires.

     10. SECURITIES MATTERS. Since the Executive will have access to Confidential Information, his ability to engage in securities transactions (including securities issued by the Company and by others) will be limited. Executive agrees to:

        10.1. not engage in any transactions that violate the securities laws;

        10.2.  file all reports required by securities regulatory authorities;

        10.3. provide information about securities transactions when requested by the Company;

        10.4. follow written Company policies concerning securities transactions;

        10.5. execute any "lock-up" agreements or other restrictions on transactions which were approved by the Board;

        10.6. comply with securities law requirements for all transactions. While Executive may request Board permission for proposed securities transactions, Executive is still responsible for compliance with legal requirements.

     11. INJUNCTIVE RELIEF. Upon a material breach or threatened material breach by Executive of any of the provisions of Sections 3, 4, 5, 9 and 10 of this Agreement, the Company shall be entitled to an injunction restraining Executive from such breach, together with any other relief or remedy available, for such breach or threatened breach, including the recovery of damages. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach. If the Company takes legal action to enforce the provisions of this Agreement or to enjoin Executive from violating this Agreement, the prevailing party, as part of its damages, shall be entitled to recover its legal fees and expenses incurred in such action from the losing party.

     12. SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

     13. NOTICES. All communications, requests, consents and other notices under this Agreement shall be given in writing and delivered by facsimile, courier, registered or certified mail (postage prepaid) to the receiving party at the address set forth above or the recipient's last known address. Notice shall be deemed given on the date of delivery as shown by the facsimile confirmation or delivery receipt.

     14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada


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     15.  ASSIGNMENT. The Company may assign its rights and obligations under this Agreement to any successor corporation or, subject to Section 8.4, to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Executive.

     16. NO WAIVER. A waiver by the Company of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent or other breach by Executive.

     17. AMENDMENTS. No provision of this Agreement shall be altered, amended, revoked or waived, except by an instrument in writing, signed by the Company and Executive.

     18. BINDING EFFECT. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     19. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:                               TELEHUB COMMUNICATIONS CORPORATION,
                                             a Nevada corporation

                                       By: /s/ Donald H. Sledge
                                          ------------------------------------
                                          Donald H. Sledge, Vice Chairman

EXECUTIVE:                             /s/ Michael G. McLaughlin
                                       ---------------------------------------
                                       Michael G. McLaughlin


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